OFFICE DEPOT ANNOUNCES THIRD QUARTER 1999 RESULTS

COMPANY REPORTS EPS OF $0.19, EXCLUSIVE OF MERGER AND RESTRUCTURING AND OTHER NON-RECURRING CHARGES

COMPANY ANNOUNCES RESIGNATION OF JOHN C. MACATEE AS PRESIDENT AND COO; REORGANIZES MANAGEMENT STRUCTURE

DELRAY BEACH, Fla.--(BUSINESS WIRE)--Oct. 14, 1999-- Office Depot, Inc. (NYSE:ODP - news), the world's largest seller of office products, today made the following announcements:

1) The Company earned $0.19 per share for the third quarter ended September 25, 1999, excluding merger and restructuring costs and other non-recurring charges, in line with Wall Street expectations.

2) John C. Macatee has resigned as President and Chief Operating Officer of the Company in order to pursue other opportunities. His resignation is effective today. Mr. Macatee also resigned as a Director of the Company. In connection with Mr. Macatee's resignation, the Company also announced a reorganization of its senior management structure.

3) The Company has completed 98% of its previously announced stock repurchase program.

Details on Quarterly Results

Total sales for the quarter rose 15% to $2.579 billion from $2.235 billion in the third quarter of 1998. Comparable sales in the 633 stores and 39 delivery centers that have been open for more than one year increased 7% for the third quarter of 1999.


Additional third quarter highlights include:

-- The Company continued to move aggressively on its real estate program in the third quarter, opening 33 new stores and closing 3 stores in the United States and Canada during the period. Looking ahead, the Company remains on track to add 125 new stores, net of closures, in the United States and Canada in 1999.

-- Office Depot's Internet business continued to grow significantly in the third quarter. Sales from the Company's public and business-to-business Web sites increased 421% to $98.92 million in the third quarter of 1999, as compared to $18.99 million in the third quarter of 1998. Year-to-date, Internet sales are $219.44 million or 492% above the comparable 1998 period.

-- The Company continued to benefit from its supply chain management programs during the first three quarters of 1999. Before considering the write-down for slow-moving inventories, inventory levels increased only 1% with a 13% sales increase year-to-date.

In the third quarter, the Company recorded non-recurring charges totaling $111.49 million ($73.33 million after tax benefits). In addition to merger and restructuring costs related to the merger with Viking Office Products, which totaled $8.96 million, these previously announced charges reflect management's decision to accelerate its store relocation and closing program for older and under-performing stores, and to write-down slow moving inventories in its stores and warehouses. The charge for store relocations and closures was $46.44 million, and the inventory write-down, which is included in cost of goods sold, totaled $56.10 million.

Results Reported by Segment

The following discussion of segment results excludes the non-recurring charges for inventory write-downs previously discussed. Inventory write-down charges totaled $39.20 million in the Stores Division, $15.50 million in the Business Services Group and $1.40 million in the International Division. These charges are included in cost of goods sold in the Company's attached Statements of Earnings.

Stores Division

Sales in the Stores Division rose 17% to $1.46 billion in the third quarter of 1999 as compared with $1.25 billion in the third quarter of 1998. Comparable store sales in the 633 stores in the United States and Canada that have been open for more than one year rose 3% in the third quarter. Store operating profit was $119.82 million in the third quarter of 1999, as compared with $124.91 million in the third quarter of 1998, reflecting higher expenses associated with the 85 new stores added year-to-date.

During the third quarter, Office Depot continued to expand its store base, adding 30 new stores, net of closures. At quarter's end, Office Depot operated a total of 787 office superstores throughout the United States and Canada.

Business Services Group

Sales in the Business Services Group rose 9% to $803.48 million in the third quarter of 1999, as compared with $736.66 million in the third quarter of 1998. Warehouse operating profit increased 22% to $69.79 million in the third quarter of 1999, as compared with $57.28 million in the third quarter of 1998, as the Company realized purchasing synergies arising from the Viking merger and lowered its warehouse operating expenses.

International Division

Sales in the International Division rose 25% to $313.49 million in the third quarter of 1999, as compared with $251.43 million in the third quarter of 1998. Store and warehouse operating profit decreased to $34.61 million in the third quarter of 1999 from $37.24 million in the third quarter of 1998. This decline is attributable to previously announced losses associated with the start-up of the Company's direct mail and retail operations in Japan.

During the period, the Company also expanded its international store base by ten stores. At the end of the quarter, Office Depot operated 24 stores in France and five stores in Japan. In addition, through joint ventures and licensing agreements, there were 76 stores operating under the Office Depot name in six countries outside of the United States and Canada at the end of the third quarter, including 37 in Mexico, 20 in Israel, 11 in Poland, four in Hungary, two in Colombia, and two in Thailand.

In addition, the Company's licensee, Retail Investment Concepts, Inc., which owns and operates retail stores in Central Europe under the Office Depot name, has acquired the chain of six Office Centre superstores in Poland previously owned by the German retailer METRO AG.

Company Announces New Senior Management Structure

David I. Fuente, Office Depot's Chairman and CEO, provided the following details regarding the Company's new senior management structure: "With today's announcements, there will be several changes in our management reporting structure. Shawn McGhee is today being named to the position of President, Merchandising Group and will report directly to me. In addition to merchandising and marketing, Shawn McGhee's areas of responsibility will now include our retail stores, catalog sales and Internet sales."

Mr. Fuente added, "Other executives who formerly reported to the Chief Operating Officer - Bob Keller, EVP of our Business Services Division, and Ron Weissman, EVP of Sales Support - also will now report directly to me. Kevin Phillips, EVP and head of our retail stores group, will report to Shawn McGhee, as will Gayle Aertker, Senior Vice President of our real estate department. All of these changes are effective immediately."

Fuente continued, "In our reorganized reporting structure, Bruce Nelson will take a more active role in the operations of Viking domestic, while continuing to serve as President, International. We have many talented executives in our management structure, who we believe can, and will, provide the strong leadership to pursue our long term growth objectives."

Stock Repurchase Program

Mr. Fuente also commented on the Company's stock repurchase program, stating, "On August 30 of this year, we announced that our Board had authorized a repurchase of up to $500 million in market value of our stock through open market purchases and block transactions. I am pleased to report that as of the end of our fiscal third quarter, we had acquired 36,294,500 shares of our stock in the open market at a total cost of $390,174,431 plus commissions. Subsequently, in the month of October, we have acquired an additional 9,397,300 shares, bringing the total shares acquired to 45,691,800, at an average share price of $10.69 per share and at a total cost of $488,419,750 plus commissions. We are close to our goal and believe this is a solid investment in the future of our Company."

As of September 25, 1999, the Company operated 787 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 30 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company owned and operated 24 office supply stores in France and five stores in Japan; had mail order and delivery operations in 11 countries outside of the United States and Canada; and under joint venture and licensing agreements, had 76 additional stores under the Office Depot name in six foreign countries. The Company also operates an award-winning U.S. Internet business at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including projections and anticipated levels of performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission ("SEC"), including the Company's 1998 Annual Report on Form 10-K filed during the first quarter. Certain other risks and uncertainties were contained in the Company's press release issued on August 30, 1999 and filed with the SEC on Form 8-K on the same date. You are urged to review such filings, which are incorporated by reference herein, for a more detailed discussion of such risks and uncertainties.

                  OFFICE DEPOT, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF EARNINGS
               (In thousands, except per share amounts)
                              (UNAUDITED)

                 13 Weeks      13 Weeks      39 Weeks      39 Weeks
                   Ended         Ended         Ended         Ended
               September 25, September 26, September 25, September 26,
                    1999          1998          1999          1998


Sales           $ 2,578,500   $ 2,234,900   $ 7,544,387   $ 6,702,135
Cost of goods
 sold and
 occupancy
 costs            1,872,408     1,612,864     5,431,212     4,875,956
Inventory
 write-down          56,100          --          56,100          --
  Gross profit      649,992       622,036     2,057,075     1,826,179

Store and
 warehouse
 operating
 and selling
 expenses           481,954       402,737     1,406,833     1,206,704
Pre-opening
 expenses             5,007         3,663        16,709         7,676
General and
 administrative
 expenses           106,129        83,772       285,559       233,065
Merger and
 restructuring
 costs                8,955        87,815        24,434        87,815
Store closure
 costs               46,438          --          46,438          --
                    648,483       577,987     1,779,973     1,535,260

  Operating
   profit             1,509        44,049       277,102       290,919

Other income
 (expense)

  Interest
   income             8,654         6,760        27,076        16,807
  Interest
   expense           (6,505)       (5,697)      (19,556)      (16,777)
  Miscellaneous
   income
   (expense), net      (461)       (2,246)       (4,106)      (13,359)

  Earnings
   before income
   taxes              3,197        42,866       280,516       277,590

Income taxes          4,270        27,118       106,897       113,072

   Net earnings
    (loss)      $    (1,073)  $    15,748   $   173,619   $   164,518

Earnings per
 common share:
   Basic        $      0.00   $      0.04   $      0.47   $      0.45
   Diluted             0.00          0.04          0.45          0.43

Weighted average number of common shares outstanding:
   Basic            368,878       367,706       371,989       366,401
   Diluted          374,673(a)    378,549(a)    405,859       402,000

                (a) Weighted average shares exclude 24,743,000 shares in the quarter ended September 25, 1999 and 24,800,000 shares in the quarter ended September 26, 1998 attributable to convertible debt, as the assumed conversion of these shares has an anti-dilutive effect on earnings per share.


                  OFFICE DEPOT, INC AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                             AS OF          AS OF
                                         SEPTEMBER 25,   DECEMBER 26,
                                              1999           1998
                                          -----------    -----------
                                          (UNAUDITED)

ASSETS

Current assets
  Cash & cash equivalents                 $   503,340    $   704,541
  Short-term investment                        72,013         10,424
  Receivables, net of allowances              810,212        721,446
  Merchandise inventories                   1,215,943      1,258,355
  Deferred income taxes                        75,119         52,422
  Prepaid expenses                             45,853         33,247
     Total current assets                   2,722,480      2,780,435

Fixed assets
  Property & equipment, at cost             1,695,178      1,434,863
  Less accumulated depreciation &
   amortization                               558,962        499,456

     Net fixed assets                       1,136,216        935,407


Goodwill, net of amortization                 246,170        227,964

Other assets                                  135,403        125,413

TOTAL ASSETS                              $ 4,240,269    $ 4,069,219


LIABILITIES
Current liabilities
  Accounts payable                        $ 1,174,785    $ 1,027,591
  Accrued expenses                            507,677        430,666
  Income taxes                                 33,543         69,910
  Short term borrowings &
    current maturities of long-term debt        7,858          2,834

    Total current liabilities               1,723,863      1,531,001


 Long term debt, less current maturities       83,369         35,490
 Deferred taxes and other credits              50,850         38,628
 Zero coupon, convertible subordinated
  notes                                       449,465        435,221

TOTAL LIABILITIES                           2,307,547      2,040,340

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
 Common stock - authorized 800,000,000
  shares of $.01 par value; issued 378,443,292
  in 1999 and 373,817,704
  in 1998                                       3,784          3,738
 Additional paid-in capital                   909,476        838,122
 Accumulated other comprehensive income       (29,135)       (18,078)
 Unamortized value of long-term
    incentive stock grant                      (2,205)        (2,874)
 Retained earnings                          1,383,340      1,209,721
 Treasury stock, at cost - 39,539,670
  shares in 1999 and 3,245,170 shares
  in 1998                                    (332,538)        (1,750)

TOTAL STOCKHOLDERS' EQUITY                  1,932,722      2,028,879

TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY                                   $ 4,240,269    $ 4,069,219



                 Office Depot, Inc. and Subsidiaries
               Statements of Operating Profit by Segment
                             (UNAUDITED)
                            (In thousands)

               BSG       Stores   International     Other     TOTAL

3rd Quarter
 1999

Sales      $  803,484  $1,462,416  $  313,489  $     (889) $2,578,500
 Cost of
  goods sold
  & occupancy
  costs       552,125   1,130,345     190,460        (522)  1,872,408
 Inventory
  write-down   15,500      39,200       1,400        --        56,100

 Gross
  profit      235,859     292,871     121,629        (367)    649,992

 Store and
  warehouse
  operating
  and selling
  expenses    181,572     212,248      88,416        (282)    481,954

 Store and
  warehouse
  operating
  profit   $   54,287  $   80,623  $   33,213  $      (85) $  168,038

 Store and
  warehouse
  operating
  profit,
  excluding
  inventory
  write
  -down    $   69,787  $  119,823  $   34,613  $      (85) $  224,138

Year-to-date
 September 1999

 Sales     $2,337,771  $4,264,756  $  944,926  $   (3,066) $7,544,387
 Cost of
  goods
  sold &
  occupancy
  costs     1,599,038   3,270,759     563,250      (1,835)  5,431,212
 Inventory
  write-down   15,500      39,200       1,400        --        56,100

 Gross
  profit      723,233     954,797     380,276      (1,231)  2,057,075

 Store and
  warehouse
  operating
  and selling
  expenses    538,564     605,747     263,574      (1,052)  1,406,833

 Store and
  warehouse
  operating
  profit   $  184,669  $  349,050  $  116,702  $     (179) $  650,242

 Store and
  warehouse
  operating
  profit,
  excluding
  inventory
  write
  -down    $  200,169  $  388,250  $  118,102  $     (179) $  706,342

3rd Quarter
 1998(b)

  Sales    $  736,663  $1,247,700  $  251,426  $     (889) $2,234,900
  Cost of
   goods
   sold &
   occupancy
   costs      511,145     954,821     147,525        (627)  1,612,864
  Inventory
   write-down      --          --          --          --          --

 Gross
  profit      225,518     292,879     103,901        (262)    622,036

 Store and
  warehouse
  operating
  and selling
  expenses    168,234     167,969      66,666        (132)    402,737

 Store and
  warehouse
  operating
  profit   $   57,284  $  124,910  $   37,235  $     (130) $  219,299

 Store and
  warehouse
  operating
  profit,
  excluding
  inventory
  write
  -down    $   57,284  $  124,910  $   37,235  $     (130) $  219,299

Year-to-date
 September 1998(b)

  Sales    $2,189,269  $3,747,203  $  768,323  $   (2,660) $6,702,135
  Cost of
   goods
   sold &
   occupancy
   costs    1,534,711   2,889,483     453,539      (1,777)  4,875,956
  Inventory
   write-down      --          --          --          --          --

 Gross
  profit      654,558     857,720     314,784        (883)  1,826,179

 Store and
  warehouse
  operating
  and selling
  expenses    504,819     498,158     204,239        (512)  1,206,704

 Store and
  warehouse
  operating
  profit   $  149,739  $  359,562  $  110,545  $     (371) $  619,475

 Store and
  warehouse
  operating
  profit,
  excluding
  inventory
  write
  -down    $  149,739  $  359,562  $  110,545  $     (371) $  619,475

                (b) Restated to conform to current year segment definitions.

Contact:
     Office Depot, Inc., Delray Beach
     Investor Contact: Barry Goldstein
                       EVP, Chief Financial Officer
                       561/438-4237
     or
     Media Contact:    Gary Schweikhart
                       VP, Public Relations
                       561/438-4399